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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 11, 2000


                            DEVON ENERGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                    001-30176                 73-1567067
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)       (IRS EMPLOYER
   OF INCORPORATION OR                                    IDENTIFICATION NUMBER)
       ORGANIZATION)

             20 NORTH BROADWAY, SUITE 1500, OKLAHOMA CITY, OK 73102
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (405) 235-3611





                                PAGE 1 OF 3 PAGES

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ITEM 5. Other Events

         On May 25, 2000, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Devon Merger Co., a Delaware corporation and a direct and wholly-owned subsidiary of the Company, and Santa Fe Snyder Corporation, a Delaware corporation. On July 11, 2000, the parties to the Merger Agreement amended Section 7.1(a)(ii) of the Merger Agreement. A copy of the amendment to the Merger Agreement is filed as an exhibit to this report and is incorporated in this report by reference.

         On June 27, 2000, the Company issued $760,000,000 principal amount at maturity of Zero Coupon Convertible Senior Debentures due 2020 pursuant to an Indenture entered into with The Bank of New York, as trustee. The issue price was $464.13 for each $1,000.00 in face value, which will provide gross proceeds to the Company of approximately $346 million. The issue price represents a yield-to-maturity of 3.875 percent per annum. The initial conversion rate is
5.7593 shares per $1,000.00 face value, subject to adjustment in certain circumstances. The debentures can be put to the Company on the fifth, tenth and fifteenth anniversaries of the issue date at the issue price plus the accrued original issue discount and can be paid in cash or stock or a combination of both at the Company's option. The debentures are callable by the Company any time after five years at the issue price plus accrued original issue discount through the date of call. The Company has agreed to register for resale the debentures and the common stock issuable upon conversion or repurchase of the debentures, pursuant to a Registration Rights Agreement dated as of June 22, 2000 between the Company and the initial purchasers of the debentures. Copies of the Indenture and Registration Rights Agreement are filed as exhibits to this report and are incorporated in this report by reference.

         This announcement is not, and is not to be deemed, an offer to sell the Zero Coupon Convertible Senior Debentures or the common stock underlying such securities to any party.

         On June 22, 2000, the Company filed a registration statement on Form S-4 with unconformed forms of Consent of Director Nominee, attached as Exhibits 99.4, 99.5, 99.6 and 99.7, to be executed and conformed and filed by amendment. A copy of each such conformed Consent of Director Nominee is filed as an exhibit to this report and is incorporated in this report by reference.

ITEM 7. Financial Statements and Exhibits

     (c) Exhibits

           2.1 Amendment No. One to Agreement and Plan of Merger by and among Devon Energy Corporation, Devon Merger Co. and Santa Fe Snyder Corporation dated as of May 25, 2000, dated as of July 11, 2000
           4.1 Registration Rights Agreement dated as of June 22, 2000 between Devon Energy Corporation and the initial purchasers
           4.2 Indenture dated as of June 27, 2000 between Devon Energy Corporation and The Bank of New York, as Trustee
           99.1     Consent of Director Nominee
           99.2     Consent of Director Nominee

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           99.3     Consent of Director Nominee
           99.4     Consent of Director Nominee


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                   DEVON ENERGY CORPORATION



                                   By: /s/ Duke R. Ligon
                                       --------------------------------
                                       Duke R. Ligon
                                       Senior Vice President and General Counsel

Date: July 12, 2000